SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.             )

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RSA Security Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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SCHEDULE 14A INFORMATION
Notice of Annual Meeting of Stockholders To Be Held May 22, 2002
PROXY STATEMENT
Security Ownership of Certain Beneficial Owners and Management
PROPOSAL 1 -- ELECTION OF DIRECTORS
Board and Committee Meetings
Director Compensation
Compensation of Executive Officers
Summary Compensation Table
Compensation Committee Report on Executive Compensation
Certain Relationships and Related Transactions
Comparative Stock Performance
PROPOSAL 2 -- RATIFICATION OF THE APPOINTMENT OF AUDITORS
Audit Committee Report
STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS
RSA SECURITY INC. AUDIT COMMITTEE CHARTER

RSA SECURITY INC.

Notice of Annual Meeting of Stockholders

To Be Held May 22, 2002

      WE ARE NOTIFYING YOU that RSA Security Inc., a Delaware corporation (“RSA Security,” “we” or “us”), will hold its Annual Meeting of Stockholders on Wednesday, May 22, 2002 at 11:00 a.m. at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, to consider and vote upon the following matters:

1.	To elect two Class II directors for the next three years;

2.	To ratify the appointment of Deloitte & Touche LLP as our independent public auditors for the year ending December 31, 2002; and

3.	To transact other business, if any, that may properly come before the Annual Meeting or any adjournment of the meeting.

      Our Board of Directors does not know of any other business to be transacted at the Annual Meeting.

      Our Board of Directors has fixed the close of business on Wednesday, March 27, 2002 as the record date for the determination of our stockholders who are entitled to receive notice of and to vote at the Annual Meeting and at any adjournments of the meeting.

      We have included a copy of our Annual Report to Stockholders for the year ended December 31, 2001, which contains our consolidated financial statements and other information of interest to our stockholders, with this Notice and Proxy Statement.

By Order of the Board of Directors,

Margaret K. Seif, Secretary

April 15, 2002

      Whether or not you plan to attend the Annual Meeting, please promptly complete, date and sign the enclosed proxy card and return it in the accompanying envelope. If you mail the proxy card in the United States, postage is prepaid.

RSA SECURITY INC.

174 Middlesex Turnpike
Bedford, Massachusetts 01730

PROXY STATEMENT

For Annual Meeting of Stockholders To Be Held May 22, 2002

      We are sending you this Proxy Statement in connection with the solicitation of proxies by our Board of Directors for use at the Annual Meeting of Stockholders to be held on Wednesday, May 22, 2002 at 11:00 a.m. at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, and at any adjournments of the Annual Meeting.

      By completing, signing and returning the proxy card included with this Proxy Statement, you will authorize the proxy holders identified on the proxy card to vote your shares on your behalf in accordance with your instructions. If you do not return the proxy card, or if you leave any matter on the proxy card blank, the proxy holders will vote your shares in favor of the matters listed on the Notice of Meeting on the front page of this Proxy Statement. You may revoke your proxy at any time before your shares are voted by delivering a written revocation to our Secretary at the above address. Your attendance at the Annual Meeting will not, by itself, revoke your proxy unless you give affirmative notice at the Annual Meeting that you intend to revoke your proxy and vote in person.

      On March 27, 2002, the record date for determination of our stockholders who are entitled to vote at the Annual Meeting, we had outstanding and entitled to vote a total of 56,615,630 shares of our Common Stock, $.01 par value per share. Each share entitles the record holder to one vote on each of the matters to be voted upon at the Annual Meeting.

      We are first sending or giving the Notice of Meeting, this Proxy Statement, the enclosed proxy card and our Annual Report to Stockholders for the year ended December 31, 2001 to our stockholders on or about April 15, 2002. If two or more of our stockholders share an address, we generally send only one copy of our Proxy Statement and Annual Report to Stockholders to that address, unless the stockholders at that address have instructed us otherwise. Any stockholder who wishes to receive additional copies of our Proxy Statement and Annual Report, and any stockholder who is receiving multiple copies of these documents and wishes to receive only one, may make a written or oral request to the address or telephone number below.

      In addition, we will, upon written request of any stockholder, furnish without charge a copy of our Annual Report on Form 10-K for the year ended December 31, 2001, as filed with the Securities and Exchange Commission, without exhibits. We will provide exhibits to our Annual Report on Form 10-K upon written request and payment of an appropriate processing fee.

      Please address all requests to us at 174 Middlesex Turnpike, Bedford, Massachusetts 01730, Attention: Investor Relations, (781) 515-6000, ir@rsasecurity.com.

Security Ownership of Certain Beneficial Owners and Management

      The following table contains information as of March 11, 2002 about the beneficial ownership of our Common Stock by:

(1)	each person of whom we are aware who owns beneficially more than 5% of the outstanding shares of our Common Stock;

(2)	our directors and nominees for director;

(3)	Arthur W. Coviello, Jr., our Chief Executive Officer;

(4)	our four other most highly compensated executive officers who were serving as executive officers on December 31, 2001 (we refer to Mr. Coviello and the persons described in this clause (4) as our “Named Executive Officers”); and

(5)	all of our directors and executive officers as a group.

	Amount and Nature
	of Beneficial Ownership(1)

	Number of		Percent of
Name and Address of Beneficial Owner	Shares		Class

5% Stockholders
Citigroup, Inc.	11,471,917	(2)	20.3%
399 Park Avenue
New York, NY 10043

Ramius Advisors, L.L.C	5,856,675	(3)	9.4
666 Third Avenue
New York, NY 10017

Directors and Named Executive Officers
Robert P. Badavas	0		*
D. James Bidzos	100,500	(4)	*
Arthur W. Coviello, Jr.	615,231	(5)	1.1
Richard L. Earnest	9,000	(6)	*
Taher Elgamal	3,000	(7)	*
Gloria C. Larson	0		*
Joseph B. Lassiter, III	54,000	(6)	*
Scott T. Schnell	97,521	(8)	*
Thomas L. Schuster	31,431	(9)	*
James K. Sims	53,500	(10)	*
Charles R. Stuckey, Jr.	1,030,336	(11)	1.8
Joseph Uniejewski	92,115	(12)	*
All executive officers and directors as a group (16 persons)(13)	2,312,288	(13)	4.0

*	Less than 1%

(1)	The number of shares that each stockholder, director and executive officer beneficially owns is determined under rules promulgated by the Securities and Exchange Commission (the “SEC”). Under the SEC rules, a person is deemed to beneficially own (a) any shares that the person has sole or shared power to vote or invest and (b) any shares that the person has the right to acquire within 60 days after March 11, 2002 (i.e., May 10, 2002) through the exercise of any stock option or warrant, the conversion of any convertible security or the exercise of any other right. However, the inclusion of shares in this table does not mean that the named stockholder is a direct or indirect beneficial owner of the shares for any other purpose. Unless otherwise noted in the footnotes to this table, each person or entity named in the table has sole voting and investment power (or shares this power with his or her spouse) over all shares listed as owned by the person or entity.

(2)	Each of Salomon Smith Barney Inc., Salomon Brothers Holdings Company Inc., Salomon Smith Barney Holdings Inc. and Citigroup Inc. beneficially owns some or all of these shares. This information comes from a Schedule 13G/ A that the stockholder filed with the SEC on January 10, 2002.

(3)	Consists of (a) 5,092,761 shares that the stockholder may acquire by converting our 7% Convertible Debentures due October 17, 2004, and (b) 763,914 shares that the stockholder may acquire by exercising warrants to purchase our Common Stock. This information comes from a Schedule 13G that the stockholder filed with the SEC on February 14, 2002.

(4)	Includes 18,000 shares that Mr. Bidzos may acquire by exercising stock options that vest on or before May 10, 2002. Mr. Bidzos will cease to be a director immediately after the Annual Meeting.

(5)	Includes 558,127 shares that Mr. Coviello may acquire by exercising stock options that vest on or before May 10, 2002.

(6)	Consists of shares that the director may acquire by exercising stock options that vest on or before May 10, 2002.

(7)	Includes 1,500 shares that Mr. Elgamal may acquire by exercising stock options that vest on or before May 10, 2002.

(8)	Includes 92,343 shares that Mr. Schnell may acquire by exercising stock options that vest on or before May 10, 2002.

(9)	Includes 30,468 shares that Mr. Schuster may acquire by exercising stock options that vest on or before May 10, 2002. As of January 1, 2002, Mr. Schuster is no longer an executive officer of RSA Security.

(10)	Includes 36,000 shares that Mr. Sims may acquire by exercising stock options that vest on or before May 10, 2002.

(11)	Includes (a) 15,000 shares held by the Stuckey Family Charitable Remainder Unitrust, (b) 2,934 shares held by the Charles R. Stuckey, Jr. — 1998 Grantor Retained Annuity Trust, (c) 3,750 shares held by the Charles R. Stuckey, Jr. — 1998 Grantor Retained Annuity Trust II, and (d) 550,076 shares that Mr. Stuckey may acquire by exercising stock options that vest on or before May 10, 2002. Mr. Stuckey disclaims beneficial ownership of the shares held by the trusts.

(12)	Includes 90,861 shares that Mr. Uniejewski may acquire by exercising stock options that vest on or before May 10, 2002.

(13)	Includes a total of 1,646,884 shares that the directors and executive officers may acquire by exercising stock options that vest on or before May 10, 2002. Also includes Mr. Schuster’s beneficially owned shares, even though Mr. Schuster is no longer an executive officer of RSA Security.

Votes Required

      In order for our stockholders to conduct business at our Annual Meeting, there must be a quorum of stockholders present in person or represented by proxy at the meeting. The holders of a majority of the issued and outstanding shares of Common Stock that are entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the meeting. Shares of Common Stock present in person or represented by proxy (including shares that abstain or do not vote on one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether there is a quorum at the Annual Meeting.

      For the election of directors, a director must receive a plurality of the votes cast at the Annual Meeting in order to be elected. In order to approve proposal 2, the holders of a majority of the shares of Common Stock present or represented by proxy and voting on the matter must vote for the proposal.

      Shares that abstain from voting on a particular matter, and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote the shares as to a particular matter, will not be counted as voting on the matter. Therefore, abstentions and “broker non-votes” will have no effect on the voting on the matters presented to the stockholders at the Annual Meeting.

PROPOSAL 1 — ELECTION OF DIRECTORS

      We have a classified Board of Directors consisting of three Class I directors, three Class II directors and three Class III directors. The Class I directors’ term expires at the 2004 annual meeting of stockholders, the Class II directors’ term expires at this Annual Meeting, and the Class III directors’ term expires at the 2003 annual meeting of stockholders. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those whose terms are expiring.

      The individuals named in the enclosed proxy card will vote to elect, as Class II directors, Richard L. Earnest and Taher Elgamal, the two director nominees named below, unless you mark the proxy card otherwise. Messrs. Earnest and Elgamal are currently directors of RSA Security. D. James Bidzos, currently the third Class II director, has decided not to stand for reelection at the Annual Meeting. Mr. Bidzos will cease to be a director of RSA Security immediately after the Annual Meeting, at which time we will have two Class II directors and a vacancy for a third Class II director that may be filled before the 2003 annual meeting only by a majority vote of the remaining directors.

      Each nominee for Class II director will be elected to hold office until the 2005 annual meeting of stockholders and until his successor is elected and qualified. Each of the nominees has indicated his willingness to serve, if elected. However, if any nominee should be unable to serve, the proxy holder may vote the proxy for a substitute nominee. Our Board of Directors has no reason to believe that any of the nominees will be unable to serve if elected.

      Below is information about each member of our Board of Directors, including those who are nominees for election as Class II directors. This information includes each director’s age and length of service as a director of RSA Security, his or her principal occupation and business experience for at least the past five years and the names of other publicly held companies of which he or she serves as a director. There are no family relationships among any of our directors, nominees for director and executive officers.

			Principal Occupation, Other Business
		Director	Experience During Past Five Years
Name	Age	Since	and Other Directorships

Directors Whose Terms Expire in 2004 (Class I Directors)

Gloria C. Larson	51	2001	Co-Chair of the Government Practices Group and Partner of Foley, Hoag and Eliot LLP, a law firm, since March 1996; Massachusetts Secretary of Economic Affairs from August 1993 to February 1996; Massachusetts Secretary of Consumer Affairs and Business Regulation from January 1991 to August 1993; Deputy Director of Consumer Protection of the Federal Trade Commission from February 1990 to January 1991; Co-Chairman of the Board of Directors of MassINC; Member of the Boards of Directors of Jobs for Massachusetts and the Greater Boston Chamber of Commerce.

Joseph B. Lassiter, III	54	1996	Joined Harvard University Graduate School of Business Administration in September 1996, where he is currently MBA Class of 1954 Professor of Management Practice; President of Wildfire Communications, Inc., a telecommunications software company, from July 1994 to February 1996; Vice President of Teradyne, Inc., a manufacturer of automatic test equipment, from January 1974 to February 1994.

			Principal Occupation, Other Business
		Director	Experience During Past Five Years
Name	Age	Since	and Other Directorships

Charles R. Stuckey, Jr.	59	1987	Chairman of our Board of Directors since July 1996; President of RSA Security from January 1987 to March 1999; Chief Executive Officer of RSA Security from March 1987 to January 2000; Member of the Board of Directors of MatrixOne Inc., a provider of Internet business collaboration software, since October 1998; Member of the Board of Directors of the Massachusetts Telecommunications Council since 1997; Trustee and Member of the Board of Advisors of Ross College of Engineering, Ohio University.

Nominees For Terms Expiring in 2005 (Class II Directors)

Richard L. Earnest	59	1993	Councilman of Del Mar City Council since December 1999; Chief Executive Officer of Data Critical Corporation from March 2001 to September 2001; Mayor of Del Mar, California from December 1998 to December 1999; Deputy Mayor of Del Mar, California from November 1997 to December 1998; Chief Executive Officer of Tudor Publishing Company from April 1995 to April 1997; independent consultant to start-up companies from June 1994 to March 1995; Chief Executive Officer of DEMAX Software, a provider of centralized security management software, from June 1993 to June 1994; Chief Executive Officer of Advant Edge Systems Group, a software company, from April 1991 to June 1993; Member of the Board of Directors of Data Critical Corporation, a developer and distributor of wireless and Internet systems for communicating healthcare data.

Taher Elgamal, Ph.D.	46	1999	Co-Chairman of the Board of Directors and Chief Technology Officer of Securify, Inc., a provider of comprehensive security services for e-commerce and business and government applications, since November 2001; Chief Executive Officer of Securify, Inc. from June 1998 to January 1999 and from July 2000 to November 2001, and President from July 2000 to November 2001; President of the Information Security Group of The Kroll-O’Gara Company, a provider of information security software and services, from January 1999 to July 2000; Chief Scientist of Netscape Communications Corp., a developer of Internet browser software and an Internet portal provider, from April 1995 to June 1998; Director of Engineering of RSA Data Security, Inc. from October 1991 to April 1995; Member of the Board of Directors of hi/fn, inc., a provider of high-performance, multi-protocol packet processors, Phoenix Technologies Ltd., a provider of system-enabling software solutions for PCs and connected digital devices, and ValiCert, Inc., a provider of secure e-transaction infrastructure products.

			Principal Occupation, Other Business
		Director	Experience During Past Five Years
Name	Age	Since	and Other Directorships

Director Whose Term Expires at the Annual Meeting (Class II Director)

D. James Bidzos	47	1996	Vice Chairman of our Board of Directors since March 1999; Executive Vice President of RSA Security from July 1996 to February 1999; President and Chief Executive Officer of RSA Data Security, Inc. from 1988 to February 1999; Vice Chairman of the Board of VeriSign, Inc., a company specializing in providing public-key certificates and related products and services; Member of the Board of Directors of SmartDisk Corporation, a provider of digital connectivity products and personal storage systems that allow consumers to access and exchange digital data.

Directors Whose Terms Expire in 2003 (Class III Directors)

Robert P. Badavas	49	2000	Senior Principal and Chief Operating Officer of Atlas Venture, a venture capital firm, since September, 2001; Senior Corporate Adviser to the Office of the Chairman of Aether Systems, Inc., a provider of wireless data products and services, from September 2000 to June 2001; Chief Executive Officer of Cerulean Technology, Inc., a provider of mobile information systems applications, from December 1995 until Aether Systems, Inc. acquired the company in September 2000; Senior Vice President and Chief Financial Officer, among other capacities, of Chipcom Corporation, a manufacturer of computer networking intelligent switching systems, from October 1986 to October 1995; Member of the Board of Directors of ON Technology Corporation, a provider of communications software products.

Arthur W. Coviello, Jr.	48	1999	Chief Executive Officer of RSA Security since January 2000; President of RSA Security since March 1999; Executive Vice President of RSA Security from September 1995 to March 1999; Chief Financial Officer and Treasurer of RSA Security from October 1995 to August 1997; Chief Operating Officer of RSA Security from January 1997 to March 1999; Chief Operating Officer and Chief Financial Officer, among other capacities, for CrossComm Corporation, a developer of internetworking products, from March 1992 to January 1994.

James K. Sims	55	1997	Chairman, Chief Executive Officer and Member of the Board of Directors of Gen3 Partners, Inc. Internet Business Builders, which partners with established companies to identify, build, launch and operate business-to-business, Internet ventures, since September 1999; Chief Executive Officer, President and member of the Board of Directors of Cambridge Technology Partners (Massachusetts), Inc., an international consulting and systems integration firm, from February 1991 to July 1999; Chief Executive Officer and President of Concurrent Computer Corporation, a computer hardware manufacturer, from October 1985 until September 1990.

Board and Committee Meetings

      Our Board of Directors met 13 times during 2001. All directors other than Mr. Bidzos attended at least 75% of the meetings of our Board of Directors and of the committees on which they served. Mr. Bidzos attended eight of the 13 Board meetings and did not serve on any committees.

      Our Board of Directors has an Audit Committee that assists the Board in fulfilling its responsibilities to stockholders concerning our accounting and reporting practices, and facilitates open communication among the Audit Committee, Board of Directors, independent auditors and management. The Audit Committee met six times during 2001. The current members of the Audit Committee are Messrs. Earnest (Chairman) and Badavas and Ms. Larson.

      Our Board of Directors has a Compensation Committee that establishes the salaries and incentive compensation for our officers, other than the Chief Executive Officer, whose cash compensation is established by the full Board, and administers and grants awards under our stock-based compensation plans other than our 1994 Director Stock Option Plan. The Compensation Committee met six times during 2001. The current members of the Compensation Committee are Messrs. Lassiter (Chairman) and Sims and Dr. Elgamal.

      Our Board of Directors has a Nominating Committee that makes recommendations to our Board on the director selection process. Stockholders who wish to propose director candidates for the Nominating Committee to consider may do so by writing to our Secretary at the address on the first page of this Proxy Statement and providing information specified in our Bylaws, including the candidate’s name, biographical data and qualifications. Our Bylaws have additional requirements for stockholders who wish to nominate director candidates for the stockholders to consider, including, among other things, that a stockholder must give written notice of an intent to make such a nomination to our Secretary at least 60 days, but no more than 90 days, before the stockholders’ meeting. The Nominating Committee did not meet during 2001. The current members of the Nominating Committee are Messrs. Lassiter and Sims.

Director Compensation

      We reimburse all of our directors for expenses they incur in attending Board and committee meetings. We pay each non-employee director $2,000 for attendance at each Board meeting in which he or she participates, whether in person or by telephone. Each non-employee director also receives $1,000 for each meeting of a committee of the Board that he or she attends that is held on a day other than the day of, or the day before or after, the date of any meeting of the full Board of Directors. However, directors who are also our employees do not receive compensation in their capacities as directors.

      When he or she is first elected to the Board of Directors, each non-employee director is entitled to receive options under our 1994 Director Stock Option Plan, as amended (the “Director Plan”), to purchase the number of shares of our Common Stock determined by multiplying (1) 45,000 by (2) the quotient of (x) the number of whole calendar months between the election date and the date of the next annual meeting of stockholders and (y) 12. In addition, each non-employee director receives annual options to purchase 45,000 shares of Common Stock under the Director Plan on the date of each annual meeting of stockholders, so long as the director continues to serve as a director immediately after the annual meeting.

      All options granted under our Director Plan are fully exercisable on the date of grant. The exercise price of options granted under the Director Plan is the closing price of our Common Stock on the date of grant on The Nasdaq National Market (or another nationally recognized exchange or trading system if our Common Stock is no longer traded on The Nasdaq National Market).

      In November 2001, we offered to all of our employees and directors the opportunity to request that RSA Security exchange any or all of the employees’ and directors’ outstanding stock options for replacement stock options to be granted at least six months and one day after the cancellation of the old options. We promised to grant replacement options to purchase three shares of our Common Stock for every five option shares surrendered, at an exercise price equal to the closing price of our Common Stock as quoted on The Nasdaq National Market on the date the replacement options are granted.

      All of our non-employee directors chose to participate in the option exchange program. We expect to grant replacement options to the non-employee directors on or about May 13, 2002. The replacement options granted to the non-employee directors will be fully vested on the date of grant.

      During the early part of 2001, D. James Bidzos, the Vice Chairman of our Board of Directors, was a party to a Consulting Agreement with RSA Security, effective February 18, 1999, as amended. Under the Consulting Agreement, we paid Mr. Bidzos $20,000 per month plus expenses (including benefit coverage) for his services as a consultant to RSA Security. The Consulting Agreement expired on February 18, 2001, and Mr. Bidzos will cease to be our director immediately after the Annual Meeting.

      We have a venture capital fund, RSA Ventures I, L.P., which invests primarily in the equity securities of privately held technology companies. RSA Ventures’ general partner is RSA Partners I, L.P., and under RSA Ventures’ Limited Partnership Agreement, RSA Partners is entitled to receive 20% of RSA Ventures’ cumulative net gain on its investments. Charles R. Stuckey, the Chairman of our Board of Directors, and James K. Sims, a member of our Board of Directors, are limited partners of RSA Partners. To date, Mr. Stuckey has invested or committed to invest $10,935, and Mr. Sims has invested or committed to invest $6,562, in RSA Partners, and neither director intends to make any further commitments in either RSA Partners or RSA Ventures. From the time of RSA Partners’ formation in April 2001 until December 2001, Mr. Stuckey was entitled to receive approximately 6.25%, and Mr. Sims was entitled to receive approximately 3.75%, of any cumulative net gain that RSA Partners realized. However, neither RSA Ventures nor RSA Partners realized any net gain during 2001. In December 2001, we amended RSA Partners’ Limited Partnership Agreement to reduce to less than one one thousandth of a percent the portion of the percentage of RSA Partners’ cumulative net gain, over and above the return of their invested capital, that either Mr. Stuckey or Mr. Sims would be entitled to receive in the future.

Compensation of Executive Officers

  Employment Agreements

      We are a party to an Employment Agreement, dated as of April 1, 2000, with Arthur W. Coviello, Jr., providing for the employment of Mr. Coviello as our President and Chief Executive Officer and as a member of our Board of Directors. The agreement has a two-year term ending on March 31, 2002, after which the agreement renews automatically for successive one-year terms until either party gives the other written notice of non-renewal. Under the agreement, Mr. Coviello is entitled to receive an annual base salary of at least $318,000, as well as annual bonuses upon the satisfaction of agreed-upon goals and objectives. Mr. Coviello is also entitled to receive the same standard employment benefits as our other executives. If we terminate Mr. Coviello’s employment other than for cause (as defined in the agreement), he will be entitled to receive severance payments equal to 24 months’ base salary, acceleration of all stock options and full medical and insurance benefits for 24 months after termination. If Mr. Coviello chooses to leave RSA Security’s management within 18 months after a change of control of RSA Security (as defined in the agreement), he will be entitled to receive a lump sum payment equal to two times his then current monthly base salary for a 12-month period. In addition, he will receive acceleration of all of his stock options upon a change in control of RSA Security.

      We are a party to a Third Amended and Restated Employment Agreement, dated as of December 27, 2001, with Charles R. Stuckey, Jr., providing for Mr. Stuckey’s employment with RSA Security. The agreement has an initial term ending on December 31, 2002, after which the agreement renews automatically for a period of Reduced Employment Status beginning on January 1, 2003 and continuing through June 30, 2005, unless either party terminates the agreement earlier. “Reduced Employment Status” means reduced time commitment and compensation. During the initial term, the agreement provides that Mr. Stuckey will be a full time employee of RSA Security, will continue to serve on our Board of Directors through our 2004 annual meeting of stockholders and will be entitled to receive an annual base salary of at least $286,200. At any time during the initial term, Mr. Stuckey may elect to continue his employment with us at Reduced Employment Status. During the period of Reduced Employment Status, Mr. Stuckey will serve as a member of our Board of Directors until our 2004 annual meeting of stockholders and as an executive adviser for at least five hours per month, for which service Mr. Stuckey will receive an annual base salary of $75,000. The agreement also provides that Mr. Stuckey is entitled to receive the same standard employment benefits as our other executives during the full term of the agreement. If we terminate Mr. Stuckey’s employment other than for cause (as defined in the agreement) during the initial term while he is still a full-time employee of RSA Security, he will be entitled to receive severance payments equal to his base salary for the number of months remaining before the expiration of the initial term of the agreement, acceleration of all stock options and full medical and insurance benefits until the later of Mr. Stuckey’s death or the death of his spouse. If there is a change in control of RSA Security (as defined in the agreement), Mr. Stuckey will receive acceleration of all of his stock options.

      We are a party to an Amended and Restated Employment Agreement and Release, dated as of December 31, 2001, with Thomas L. Schuster, providing for Mr. Schuster’s employment as our Senior Vice President, Emerging Market Development. The agreement requires Mr. Schuster to devote his entire business time and attention to our business during January 2002, and from February 1, 2002 until the expiration of the agreement, he is required to devote not more than one day a week to our business. The agreement expires on January 31, 2003, unless either party terminates the agreement earlier. Under the agreement, Mr. Schuster is entitled to receive an annual base salary of at least $216,000 and the same standard employment benefits as our other executives, except that he is not entitled to receive any bonuses. In addition, we agreed to continue to honor Mr. Schuster’s United Kingdom pension plan, under which we contribute $4,200 per month to Mr. Schuster’s designated accounts. Because Mr. Schuster is no longer eligible to have these amounts deposited into his UK pension plan, we now deposit these amounts into Mr. Schuster’s deferred compensation account instead. If we terminate Mr. Schuster’s employment other than for cause (as defined in the agreement) or if he terminates his employment voluntarily or due to death or disability during the term of the agreement, he will be entitled to receive severance payments equal to his base salary for the number of months remaining before January 31, 2003. In addition, if we terminate Mr. Schuster’s employment other than for cause (as defined in the agreement) or if his employment terminates due to death or disability during the term of the agreement, he will be entitled to receive full medical and insurance benefits until January 31, 2003. As of January 1, 2002, Mr. Schuster is no longer an executive officer of RSA Security.

  Noncompetition Agreements

      We have entered into noncompetition agreements with each of Arthur W. Coviello, Jr., Thomas L. Schuster, Charles R. Stuckey, Jr. and Joseph Uniejewski. In the noncompetition agreements, each of these Named Executive Officers has agreed, through the first anniversary of the date on which his employment with RSA Security terminates, not to engage in any business activity that is directly or indirectly in competition with RSA Security in the United States with any of the products or services being developed, provided or sold by RSA Security. Furthermore, each of these officers has agreed that he will not, directly or indirectly, employ any person who is employed by RSA Security at any time during the term of the noncompetition agreement, or in any manner seek to induce any employee to leave his or her employment with RSA Security.

  2000 Deferred Compensation Plan

      In March 2000, we adopted our 2000 Deferred Compensation Plan. Under the Deferred Compensation Plan, some of our executives may elect to defer up to 75% of base salary, up to 100% of annual bonus and up to the number of “Gain Shares,” as defined in the plan, acquired upon exercise of employee stock options, which amounts are placed into a trust established under the plan. Upon the earlier of (1) the expiration of a number of full years, not fewer than three, determined by the participant, or (2) the participant’s retirement, termination, death or disability, deferred amounts will be paid to the participant or his or her beneficiaries, heirs or estate.

  Summary Compensation

      The following table contains some information about the annual and long-term compensation of each of our Named Executive Officers for the three years ended December 31, 2001.

Summary Compensation Table

					Long-Term
					Compensation

					Awards

					Number of
		Annual Compensation			Shares	All Other
					Underlying	Compensation
Name and Principal Position	Year	Salary($)	Bonus($)		Options(#)(1)	($)(2)

Arthur W. Coviello, Jr.	2001	$313,333	$0		0	$3,501
President and Chief	2000	318,000	286,200		350,000	5,501
Executive Officer	1999	228,750	125,813		337,500	4,334

Scott T. Schnell	2001	244,792	0		0	3,501
Senior Vice President,	2000	225,000	135,000		75,000	4,813
Sales, Marketing and	1999	196,500	78,600		175,000	3,537
Corporate Development

Thomas L. Schuster(3)	2001	235,000	214,208	(4)	0	50,400
Senior Vice President,
Emerging Market Development

Charles R. Stuckey, Jr.	2001	311,375	0		0	3,412
Chairman of the Board	2000	318,000	286,200		125,000	4,224
	1999	254,519	190,889		337,500	3,081

Joseph Uniejewski	2001	244,792	0		0	3,501
Senior Vice President,	2000	215,000	129,000		75,000	5,501
Engineering and Technical Services	1999	173,635	56,564		150,000	1,085

(1)	In November 2001, we offered to all of our employees and directors the opportunity to request that we exchange any or all of the employees’ and directors’ outstanding stock options for replacement stock options that will be granted during 2002, at least six months and one day after the cancellation of the old options. All of our Named Executive Officers chose to participate in the option exchange program. See “Compensation Committee Report on Executive Compensation — 2001 Compensation.”

(2)	Amounts in this column for 2001, other than the amount shown for Mr. Schuster, represent the value of our contributions on behalf of the Named Executive Officers to our 401(k) savings plan. The 2001 amount shown in this column for Mr. Schuster represents our contributions to Mr. Schuster’s deferred compensation account as required by his Employment Agreement dated as of April 1, 2000, which was replaced by a new agreement on December 31, 2001 (see the description of Mr. Schuster’s current employment agreement under “Compensation of Executive Officers, Employment Agreements”). Under Mr. Schuster’s old employment agreement, we contributed to Mr. Schuster’s designated accounts an amount equal to 10% of the sum of Mr. Schuster’s annual base salary plus the amount of commission he would receive if he achieved 100% of his quota.

(3)	Mr. Schuster is no longer an executive officer of RSA Security as of January 1, 2002 and did not serve as an executive officer during 1999 or 2000. During 2001, Mr. Schuster served as Senior Vice President, Worldwide Sales and Professional Services.

(4)	This amount represents sales commissions paid to Mr. Schuster.

  Option Grants

      We granted no stock options or stock appreciation rights to the Named Executive Officers during 2001. In November 2001, we offered to all of our employees and directors the opportunity to request that we exchange any or all of the employees’ and directors’ outstanding stock options for replacement stock options that will be granted during 2002, at least six months and one day after the cancellation of the old options. All of our Named Executive Officers chose to participate in the option exchange program. See “Compensation Committee Report on Executive Compensation — 2001 Compensation.”

  Aggregated Option Exercises and Year-End Option Table

      The following table contains some information about stock options exercised during the year ended December 31, 2001 and stock options held on December 31, 2001 by each of our Named Executive Officers.

Aggregated Option Exercises in Last Fiscal Year

and Fiscal Year-End Option Values

			Number of Shares
			Underlying
			Unexercised	Value of Unexercised
			Options at Fiscal	In-the-Money Options at
	Number of		Year End(#)	Fiscal Year End($)(3)
	Shares	Value
	Acquired on	Realized	Exercisable/	Exercisable/
Name	Exercise(#)(1)	($)(2)	Unexercisable	Unexercisable

Arthur W. Coviello, Jr.	106,250	2,471,318	494,845/214,454	2,225,594/13,535
Scott T. Schnell	102,500	2,109,968	62,812/70,782	346,153/383,502
Thomas L. Schuster	213,287	3,303,767	9,375/35,156	1,969/115,286
Charles R. Stuckey, Jr.	45,000	794,908	486,795/214,453	282,378/13,535
Joseph Uniejewski	124,762	2,206,776	36,955/161,719	109,841/626,189

(1)	In March 2001, we effected a three-for-two stock split as a dividend on our Common Stock. All share amounts in this table have been adjusted to reflect this stock split.

(2)	Represents the difference between the exercise price of the stock option and the fair market value of our Common Stock on the date of exercise.

(3)	Value is based on the last sales price per share ($17.46) of our Common Stock on December 31, 2001, as reported on The Nasdaq National Market, less the exercise price of the stock option.

  Securities Authorized for Issuance under Equity Compensation Plans

      The following table contains some information about our equity compensation plans as of December 31, 2001.

Equity Compensation Plan Information

Number of Shares
Remaining Available
for Future Issuance
	Number of Shares to		under Equity
	be Issued upon	Weighted Average	Compensation Plans
	Exercise of	Exercise Price of	(Excluding Shares
	Outstanding Options	Outstanding Options	Reflected in
Plan Category	(Column A)	(Column B)	Column A)(1)

Equity compensation plans that have been approved by our stockholders	4,017,083	$12.90	5,326,660

Equity compensation plans that have not been approved by our stockholders(2)	7,847,171	$25.22	10,716,340

(1)	In addition to being available for issuance upon the exercise of stock options that we may grant after December 31, 2001, 4,563,160 shares under our 1994 Stock Option Plan, as amended — 1998 Restatement, as amended, and 10,716,340 shares under our Amended and Restated 1998 Non-Officer Employee Stock Incentive Plan, as amended, may instead be issued in the form of restricted stock and other stock-based awards, securities convertible into our Common Stock and stock appreciation rights.

(2)	This table excludes a total of 36,595 shares of our Common Stock issuable upon exercise of outstanding stock options under the Xcert International, Inc. Equity Incentive Plan and Securix, Inc. 1996 Stock Option Plan. We assumed the Xcert plan when we acquired Xcert International, Inc. in 2001, and we assumed the Securix plan when we acquired Dynasoft AB in 1997. We do not grant stock options or other awards under either of these plans; we maintain the plans only to permit employees to exercise stock options that were granted to them under the plans before we acquired Xcert and Dynasoft. The weighted average exercise price of the assumed options is $18.03.

      We have three equity compensation plans that we have not submitted to our stockholders for approval: Amended and Restated 1998 Non-Officer Employee Stock Incentive Plan, as amended (the “Non-Officer Plan”), Xcert International, Inc. 1998 Equity Incentive Plan, and Securix, Inc. 1996 Stock Option Plan. Although we do not grant awards under the Xcert and Securix plans, we do grant awards under our Non-Officer Plan. Our Compensation Committee administers the Non-Officer Plan and determines the type, size, price and terms of each award. Although the Non-Officer Plan gives the Committee discretion to determine the exercise price of stock options, in practice the exercise price of each stock option granted under the plan is the fair market value of our Common Stock, as reported on The Nasdaq National Market on the date of grant. Our Non-Officer Plan allows the Committee to grant the following types of awards: nonstatutory stock options, restricted stock awards and other stock-based awards, securities convertible into Common Stock and stock appreciation rights. All of our employees, consultants and advisors, other than those who are also executive officers or directors of RSA Security, are eligible to receive awards under our Non-Officer Plan.

Compensation Committee Report on Executive Compensation

      The Compensation Committee is responsible for establishing the salaries and incentive compensation for our officers, other than the Chief Executive Officer, whose compensation is established by the full Board of Directors, and for making decisions about awards under our stock-based compensation plans.

  Compensation Policies

      The Compensation Committee’s executive compensation policies are designed to provide competitive compensation opportunities, reward executives consistently with our performance, recognize individual performance and responsibility, underscore the importance of stockholder value creation and assist us in attracting and retaining qualified executives. The principal elements of compensation the Compensation Committee employs to meet these objectives are base salaries, annual cash incentives and long-term stock-based incentives.

      The Compensation Committee bases all executive compensation decisions on a detailed review of many factors that the Committee believes are relevant, including external competitive data, our achievements over the past year, the individual’s contributions to our success, any significant changes in the individual’s role or responsibilities, the internal equity of compensation relationships, and the long-term value of the executive.

      In general, the Compensation Committee intends that the overall total compensation opportunities provided to our executive officers should reflect competitive compensation for executives with corresponding responsibilities in comparable firms. The Compensation Committee also considers general economic conditions, our financial performance, and the individual’s performance in establishing the compensation opportunities of our executive officers. Total compensation opportunities for the executive officers are adjusted over time as necessary to meet this objective. Actual compensation earned by executive officers reflects both their contributions to our actual stockholder value creation and our actual financial performance.

      The Compensation Committee regularly assesses, with the assistance of our outside compensation consultants, the competitiveness of our total compensation program — including base salaries, annual cash incentives and long-term stock-based incentives. Data for external comparisons are drawn from a number of sources, including the publicly available disclosures of selected comparable firms with similar products and national compensation surveys of information technology firms of similar size or industry.

      While the targeted total compensation levels for the executive officers are intended to be competitive, compensation paid in any particular year may be more or less than the average, depending upon our actual performance.

  Base Salary

      The Compensation Committee reviews base salaries for all executive officers, including the Chief Executive Officer, on an annual basis. In determining appropriate base salaries, the Compensation Committee considers external competitiveness, the roles and responsibilities of the individual, the internal equity of compensation relationships and the current and future contributions of the individual to our success.

  Annual Cash Incentive Opportunities

      Because we believe that executives should be rewarded for their contributions to the success and profitability of our business, the Compensation Committee approves annual cash incentive awards for our executive officers. We link incentive awards to the achievement of revenue and net income goals by RSA Security. All executive officers, including the Chief Executive Officer, are eligible to participate in this program.

  Long-Term Stock-Based Incentives

      The Compensation Committee also believes that it is essential to link executive and stockholder interests. Therefore, from time to time the Compensation Committee grants stock options to executive officers and other employees under our stock plans. In determining actual awards, the Compensation Committee considers the external competitive market, the contributions of the individual to our success, and the need to retain the individual over time. All executive officers, including the Chief Executive Officer, are eligible to receive awards under our stock plans.

      In general, options granted to our executive officers and employees vest over four years, with an exercise price equal to the fair market value on the date of the grant, so that no compensation will be earned unless the share price increases beyond the grant price, thereby tying executive compensation to the creation of stockholder value. In addition, all stock option agreements evidencing stock option grants to executive officers provide that if there is a change of control of RSA Security and within one year following the change of control either (1) RSA Security or its successor terminates the executive officer other than for cause or (2) the executive officer voluntarily resigns because of a material diminution of his or her position or responsibilities or a relocation of his or her principal place of business by more than 50 miles, then the stock option becomes immediately exercisable in full. The Compensation Committee believes that this change of control provision enhances the retention of key executives by making our compensation plan more competitive with those of our peers.

      Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to its Named Executive Officers. Some compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. We have limited the number of shares with respect to which stock options may be granted to an RSA Security employee in any calendar year in a manner that complies with the performance-based requirements of Section 162(m). Nevertheless, there can be no assurance that compensation attributable to stock options granted under the 1994 Stock Option Plan, as amended — 1998 Restatement, as amended, will be exempted from Section 162(m). While the Compensation Committee does not currently intend to qualify its annual base salary or cash incentive awards as performance-based compensation under Section 162(m), it will continue to monitor the impact of Section 162(m) on RSA Security.

  2001 Compensation

      Base salaries paid in 2001 to all our executive officers reflect the Compensation Committee’s review of external competitiveness, the roles and responsibilities of the individuals, the internal equity of compensation relationships and the contributions of the individual. During 2001, our Board of Directors took notice of the health of the global economy and our ability to perform in a weakened economy. Therefore, in order to avoid further reductions in our workforce, the Board approved a temporary 10% reduction in the base salaries of all United States salaried employees, including all of our executive officers. Because the Compensation Committee believed that the base salary of Mr. Coviello, our Chief Executive Officer, was competitive with the base salaries of comparable executives of comparable firms, the Committee did not make any changes to Mr. Coviello’s salary during 2001 other than the 10% reduction.

      In November 2001, we offered to all of our employees and directors the opportunity to request that we exchange any or all of the employees’ and directors’ outstanding stock options for replacement stock options to be granted at least six months and one day after the cancellation of the old options. We promised to grant replacement options to purchase three shares of Common Stock for every five option shares surrendered, at an exercise price equal to the closing price of our Common Stock as quoted on The Nasdaq National Market on the date the replacement options are granted.

      All of our executive officers chose to participate in the option exchange program. We expect to grant replacement options to our participating employees on or about June 18, 2002. 25% of the shares under the replacement options granted to employees will vest on the date of grant, and the remaining 75% will vest in equal quarterly installments over the following three years.

      The Compensation Committee recommended, and the Board approved, the option exchange program because it believes that providing employees and executive officers with options whose value increases over time creates performance incentives and helps us retain valuable employees. Because almost 70% of the shares subject to outstanding stock options held by our employees and directors had exercise prices that were significantly above the market price of our Common Stock, the Committee believed that the option exchange program was an appropriate mechanism to create performance incentives and retain employees.

      We paid no annual cash incentives to the executive officers for 2001 because our performance during 2001 did not meet the objectives determined by the Compensation Committee. Similarly, because our performance during 2001 did not meet the Committee’s objectives and because of the stock option exchange program described above, we awarded no stock options to any of our executive officers in 2001.

Joseph B. Lassiter, III, Chairman
Taher Elgamal
James K. Sims

Certain Relationships and Related Transactions

      During the early part of 2001, D. James Bidzos, the Vice Chairman of our Board of Directors, was party to a Consulting Agreement with RSA Security, effective February 18, 1999, as amended. See “Director Compensation.”

      Charles R. Stuckey, the Chairman of our Board of Directors, and James K. Sims, a member of our Board of Directors, are limited partners of RSA Partners I, L.P., the general partner of RSA Ventures I, L.P., our venture capital fund. See “Director Compensation.”

Comparative Stock Performance

      The graph below compares the cumulative total stockholder return on our Common Stock for the period from December 31, 1996 through December 31, 2001 with the cumulative total return on (1) Standard and Poor’s SmallCap 600 Index and (2) JP Morgan Hambrecht & Quist’s Growth Index. The comparison assumes the investment of $100 on December 31, 1996 in our Common Stock and in each of the indices and, in each case, assumes reinvestment of all dividends.

	1996	1997	1998	1999	2000	2001

RSA Security Inc.	$100.00	$113.49	$73.02	$246.03	$167.86	$83.14

S&P SmallCap 600	100.00	125.58	129.01	145.01	162.13	195.17

JP Morgan H&Q Growth Index	100.00	102.71	148.98	417.34	281.72	215.69

PROPOSAL 2 — RATIFICATION OF THE APPOINTMENT OF AUDITORS

      Our Board of Directors has selected Deloitte & Touche LLP as our auditors for the year ending December 31, 2002, and we are asking our stockholders to ratify this selection at the Annual Meeting. If our stockholders do not ratify the selection of Deloitte & Touche, our Board of Directors will reconsider the selection. We expect that a representative of Deloitte & Touche, which served as our auditors for the year ended December 31, 2001, will be present at the Annual Meeting to respond to appropriate questions, and to make a statement if he or she wishes.

      For the year ended December 31, 2001, we paid to Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates, including Deloitte Consulting, a total of $2,015,870 for professional services. The following table provides information about these fees. The Audit Committee of our

Board of Directors believes that the non-audit services described below did not compromise Deloitte & Touche’s independence.

	Financial Information
	Systems Design and
Audit Fees(1)	Implementation Fees(2)	All Other Fees(3)

$345,000	$0	$1,670,870

(1)	Represents total fees of $325,000 billed by Deloitte & Touche for the audit of our 2001 annual financial statements and for reviewing the financial statements included in our Quarterly Reports on Form 10-Q, plus $20,000 for out-of-pocket expenses of Deloitte & Touche related to the year 2001 audit.

(2)	Deloitte & Touche did not perform any services in connection with financial information systems design and implementation projects during 2001.

(3)	Represents total fees billed by Deloitte & Touche for services rendered other than the services described in notes (1) and (2) above, including audit related services of $908,142 and other non-audit services of $762,728. These fees consist of the following:

Audit related services:

•	$580,242 for assistance with our due diligence and opening balance sheet audits in connection with our acquisitions of other companies

•	$239,400 for review and assistance in connection with filings with the SEC as well as other SEC related matters

•	$88,500 for accounting consultations relating to various issues

      Non-audit related services:

•	$654,898 for tax consulting and compliance services

•	$83,387 for security infrastructure assessment services

•	$24,443 for assistance with our incorporation and registration of non-U.S. subsidiaries, as well as statutory audits of their financial statements

      We are a party to a nonexclusive Letter of Understanding dated as of November 13, 2000 with Deloitte & Touche LLP with respect to Deloitte & Touche’s Enterprise Risk Services practice. Under this Letter of Understanding, the parties agreed to share and protect each other’s confidential information in connection with their respective independent marketing of products and services to prospective clients in the area of electronic security. Under the Letter of Understanding, each party would independently enter into its own separate contracts with prospective clients for the sale of its own products and services. Neither party is obligated to provide products or services to the other or any prospective client of the other, nor is either party entitled to compensation from the other. In addition, the Letter of Understanding provides that neither party is, nor shall it be considered to be, an agent, distributor, partner, joint venturer, fiduciary or representative of the other. In addition to periodic communications between the lead client service partner and the consulting professionals overseeing this arrangement on behalf of Deloitte & Touche, there has been communication by the lead client service partner with resources in Deloitte & Touche’s national office in connection with Deloitte & Touche’s efforts to monitor the Letter of Understanding for independence purposes. Deloitte & Touche has considered this arrangement and believes that it does not compromise Deloitte & Touche’s independence. The Audit Committee of our Board of Directors has discussed the Letter of Understanding with Deloitte & Touche and also believes that the Letter of Understanding does not compromise Deloitte & Touche’s independence.

Audit Committee Report

      The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its responsibilities to our stockholders concerning our accounting and reporting practices, and to facilitate open communication among the Audit Committee, Board of Directors, independent auditors and management. Our management is responsible for RSA Security’s financial reporting process, including our system of internal controls, and for preparing our financial statements. Our independent auditors are responsible for auditing those financial statements. The Audit Committee’s responsibility is to monitor and review these processes. It is not the Audit Committee’s responsibility to conduct auditing or accounting reviews or procedures, and, although they have a good understanding of financial statements, the Audit Committee members are not necessarily auditors or accountants by profession or experts in the fields of auditing or accounting. Therefore, the Audit Committee has relied on the representations of our management and independent auditors with respect to our financial statements and financial condition. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies or appropriate internal controls and procedures. Furthermore, the Audit Committee’s considerations and discussions with management and the independent auditors do not ensure that our financial statements, or the audit of the financial statements, are presented or conducted in accordance with generally accepted accounting principles, or that our auditors are in fact “independent.”

      Each Audit Committee member is independent as defined under the National Association of Securities Dealers’ listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors, which is attached as an appendix to this Proxy Statement.

      The Audit Committee has reviewed and discussed with our management our audited consolidated financial statements for the year ended December 31, 2001. The Audit Committee has reviewed and discussed with Deloitte & Touche LLP, our independent public auditors, our audited financial statements and the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

      The Audit Committee has also received from Deloitte & Touche the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee has discussed the matters disclosed in the letter and the independence of Deloitte & Touche with representatives of that firm. The Audit Committee also considered whether the provision by Deloitte & Touche of the non-audit services discussed under “Proposal 2 — Ratification of the Appointment of Auditors” is compatible with maintaining the auditors’ independence.

      Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors that RSA Security’s audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the SEC.

      This Audit Committee Report is not incorporated by reference into any of our previous or future filings with the SEC, unless any such filing explicitly incorporates the Report.

Richard L. Earnest, Chairman
Robert P. Badavas
Gloria C. Larson

STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

      If any of our stockholders wishes to submit a proposal to be considered for inclusion in our proxy statement and proxy card for our 2003 Annual Meeting of Stockholders (the “2003 Annual Meeting”), the stockholder must submit the proposal to our Secretary at our headquarters, 174 Middlesex Turnpike, Bedford, Massachusetts 01730, no later than December 16, 2002.

      Also, if any of our stockholders wishes to present a proposal before the 2003 Annual Meeting, but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, the stockholder must give written notice to our Secretary at the address noted above. The Secretary must receive the notice at least 60 days but no more than 90 days before the 2003 Annual Meeting. However, if we give less than 70 days’ notice of the date of the 2003 Annual Meeting, our Secretary must receive the stockholder’s notice no later than the close of business on the 10th day after the notice of the meeting date was mailed or public disclosure was made, whichever occurs first. If a stockholder does not provide timely notice of a proposal to be presented at the 2003 Annual Meeting, the proxies designated by our Board of Directors may vote on the proposal at their discretion.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and holders of more than 10% of our Common Stock (“Reporting Persons”) to file reports with the SEC disclosing their ownership of and transactions in our Common Stock and other equity securities. Whenever a Reporting Person files such a report with the SEC, the Reporting Person is also required to send us a copy. Based solely on our review of reports that we have received from the Reporting Persons, we believe that all of the Reporting Persons complied with all Section 16(a) filing requirements during 2001, other than Thomas L. Schuster, Joseph Uniejewski, Massachusetts Financial Services Company (“MFSC”) and Citigroup, Inc. Mr. Schuster filed a late report disclosing two transactions in our Common Stock after the deadline for the report had passed. Mr. Uniejewski filed a late report disclosing one transaction in our Common Stock after the deadline for the report had passed. Although MFSC and Citigroup, Inc. filed with the SEC Schedules 13G reporting ownership of more than 10% of our outstanding Common Stock during 2001, we have not received copies of any Section 16(a) reports with respect to their ownership of our Common Stock.

OTHER MATTERS

      Our Board of Directors does not know of any other business to be presented for consideration at the Annual Meeting other than the matters described in this Proxy Statement. However, if any other business should come before the Annual Meeting, the persons named in the enclosed proxy card intend to vote or otherwise act in accordance with their best judgment on the matters.

      We will bear the costs of soliciting proxies. In addition to solicitations by mail, our directors, officers and regular employees may, without additional pay, solicit proxies by telephone, facsimile, e-mail and personal interviews. We will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy materials to the persons for whom they hold shares and request instructions for voting the proxies. We will reimburse the brokerage houses and other persons for their reasonable expenses in connection with this distribution.

      Whether or not you plan to attend the Annual Meeting, please complete, date and sign the enclosed proxy card and return it in the accompanying envelope. Your prompt response will greatly facilitate our arrangements for the Annual Meeting, and your cooperation is appreciated. Stockholders who attend the Annual Meeting may vote their shares personally even though they have sent in their proxy cards.

By Order of the Board of Directors,

Margaret K. Seif, Secretary

April 15, 2002

APPENDIX A

RSA SECURITY INC. AUDIT COMMITTEE CHARTER

Reviewed and Approved
July 10, 2001

1)	MEMBERSHIP

a)	Number — The Audit Committee shall consist of at least three independent, financially literate members of the board of directors who meet the requirements set forth in Sections 1) b). and 1) c). below. However, the Audit Committee may consist of two members during the grace period for compliance with the audit committee structure and membership requirements contained in The Nasdaq Stock Market, Inc. rules relating to audit committees of Nasdaq-listed issuers, so long as the Company uses reasonably diligent efforts to recruit a third member during such period.

b)	Independence — A director is independent if he or she:

i)	is not an officer or employee of RSA Security Inc. or its subsidiaries (the Company);

ii)	has not been an employee of the Company or any affiliate of the Company in the current year or in any of the past three years;

iii)	has no immediate family member who has been employed by the Company or an affiliate of the Company in any of the past three years (an immediate family member includes a person’s spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in a person’s home);

iv)	has no relationship that, in the opinion of the Company’s board of directors, would interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director;

v)	is not employed as an executive of an entity (other than the Company) that has a compensation committee that includes any of the Company’s executives;

vi)	did not, within the last fiscal year, receive from the Company or any affiliate of the Company compensation (other than benefits under a tax qualified retirement plan, compensation for director service or nondiscretionary compensation) greater than $60,000; and

vii)	has not in any of the past three years been a partner in, or controlling shareholder or executive of, a for profit business organization to which the Company made or from which the Company received payment (other than payment arising solely from investments in the Company’s securities) that exceeds the greater of: (i) $200,000, or (ii) more than 5% of the Company’s or business organization’s consolidated gross revenues.

Under exceptional and limited circumstances, one director, who has a relationship making him or her not independent, AND who is not a Company employee or an immediate family member of a Company employee, may serve on the Audit Committee if the board of directors determines that the director’s membership on the Audit Committee is required by the best interests of the Company and its shareholders. If so, disclosure of the nature of the relationship and the reasons for the determination shall be made in the next annual proxy statement.

c)	Financial Literacy — Each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company’s balance sheets, income statements, cash flow statements, and accompanying footnotes or must become able to do so within a reasonable time after his or her appointment to the Audit Committee. At least one member of the Audit Committee must have past employment experience in finance or accounting, professional certification in accounting, or other comparable experience or background that result in the member having financial sophistication (such as being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities).

d)	Chairman — The Audit Committee shall elect a Chairman by majority vote, unless a Chairman is elected by the board of directors.

2)	RESPONSIBILITIES

a)	The Audit Committee shall assist the board of directors in fulfilling its responsibilities to shareholders concerning the Company’s accounting and reporting practices, and shall facilitate open communication among the Audit Committee, board of directors, independent auditor, and management. The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company’s management and the independent auditor, in accordance with its business judgment. The responsibilities set forth herein do not reflect or create any duty or obligation of the Audit Committee to plan, conduct, oversee or determine the appropriate scope of any audit, or to determine that the Company’s financial statements are complete, accurate, fairly presented, or in accordance with Generally Accepted Accounting Principles or applicable law. In exercising its business judgment, the Audit Committee shall rely on the information and advice provided by the Company’s management and/or its independent auditor.

b)	The Audit Committee shall review and reassess the adequacy of this charter at least annually.

c)	The independent auditor shall be accountable to the Audit Committee and the board of directors. The Audit Committee and the board of directors together shall have the ultimate authority and responsibility to nominate the independent auditor for proposed shareholder approval in any proxy statement, and to select, evaluate, and (where appropriate) replace the independent auditor.

d)	The Audit Committee will request from the independent accountant a written affirmation that the independent accountant is in fact independent.

e)	The Audit Committee shall discuss with the independent auditor its independence, and shall actively engage in a dialogue with the independent auditor regarding any disclosed relationships or services that might impact the objectivity and independence of the auditor. This discussion shall take place during the third regularly scheduled Audit Committee meeting of each fiscal year, or at such other Audit Committee meeting as the Audit Committee may designate. The Audit Committee shall take, or recommend that the full board of directors take, appropriate action to oversee the independence of the independent auditor.

f)	The Audit Committee shall review and discuss with the Company’s management the Company’s audited financial statements.

g)	The Audit Committee shall oversee the independent accountant’s relationship and discuss with the independent accountant the nature and rigor of the audit process, receive and review audit reports, and provide the independent accountant full access to the Audit Committee (and the full Board of Directors) to report on any and all appropriate matters.

h)	The Audit Committee shall review the audited financial statements and discuss them with management and the independent accountant. These discussions shall include consideration of the quality of the Company’s accounting principles as applied in its financial reporting, including review of estimates, reserves and accruals, review of judgmental areas, review of audit adjustments whether or not recorded and such other inquiries as the Audit Committee in its business judgment may deem appropriate. Based on this review, the Committee shall make its recommendation to the full Board of Directors as to the inclusion of the Company’s audited financial statements in the Company’s annual report on Form 10-K.

i)	The Audit Committee shall review with management and the independent accountant the Company’s quarterly financial information prior to the Company’s filing of each Quarterly Report on Form 10-Q.

j)	The Audit Committee shall discuss with management and the independent accountant the quality and adequacy of the Company’s internal controls.

k)	The Audit Committee shall discuss with management the status of pending litigation, taxation matters and other areas of oversight to the legal and compliance area as may be appropriate.

l)	The Audit Committee shall prepare the Audit Committee Report described in Item 306 of Regulation S-K and include the report where necessary in a proxy or information statement of the Company relating to an annual meeting of stockholders at which directors are to be elected (or special meeting or written consents in lieu of such meeting).

m)	The Audit Committee shall annually inform the independent auditor, the Chief Financial Officer, and the Vice President Finance and Corporate Controller, that they should promptly contact the Audit Committee or its Chairman about any significant issue or disagreement concerning the Company’s accounting practices or financial statements that is not resolved to their satisfaction. Where such communications are made to the Chairman, he or she shall confer with the independent auditor concerning any such communications, and shall notify the other members of the Audit Committee of any communications that the independent auditor or the Chairman in the exercise of his or her business judgment believes should be considered by the Audit Committee prior to its next scheduled meeting.

n)	The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose or file interim financial information prior to completion of review by the independent auditor.

o)	The Audit Committee shall meet privately at least once per year with: (i) the independent auditor; (ii) the Chief Financial Officer; and (iii) the Vice President and Corporate Controller.

SDMCM-PS-2002

RSA SECURITY INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 22, 2002

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF RSA SECURITY.
PLEASE RETURN IT AS SOON AS POSSIBLE

By signing below, you acknowledge that you have received notice of the Annual Meeting of Stockholders and the Board of Directors’ proxy statement for the Annual Meeting, you revoke all prior proxies, and you appoint Charles R. Stuckey, Jr., Arthur W. Coviello, Jr. and Margaret K. Seif, and each of them, your attorneys (also known as “proxy holders”), with full power of substitution, to (1) attend on your behalf the Annual Meeting of Stockholders of RSA SECURITY INC. to be held on Wednesday, May 22, 2002 at 11:00 a.m. at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, and any adjournments of the meeting, and (2) vote all shares of RSA Security stock that you are entitled to vote and otherwise act on your behalf upon the following matters proposed by RSA Security, with all the powers you would possess if you were personally present. None of the following proposals is conditioned upon the approval of any other proposal.

In their discretion, the proxy holders are authorized to vote upon other matters, if any, that may properly come before the Annual Meeting or any adjournments of the meeting. The proxy holders will vote your shares as you direct below. If you leave any matter on this proxy card blank, the proxy holders will vote your shares as recommended by our Board of Directors. Your attendance at the Annual Meeting or at any adjournment of the meeting will not, by itself, revoke this proxy unless you revoke the proxy in writing.

IF THIS PROXY IS PROPERLY EXECUTED, THE PROXY HOLDERS WILL VOTE THE PROXY IN ACCORDANCE WITH YOUR INSTRUCTIONS BELOW. UNLESS YOU INSTRUCT OTHERWISE, THE PROXY HOLDERS WILL VOTE “FOR” EACH OF THE DIRECTOR NOMINEES AND “FOR” PROPOSAL 2.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE.

RSA SECURITY’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES AND A VOTE “FOR” PROPOSAL 2.

PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY
IN THE ENCLOSED ENVELOPE.

Note:  Please sign exactly as your name appears on this proxy. When shares are held by joint owners, both need to sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in the corporation’s name by an authorized officer, giving the officer’s full title. If a partnership, please sign in the partnership’s name by an authorized person, giving the person’s full title.

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Follow these four easy steps:

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2.  Call the toll-free number
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4.  Follow the recorded instructions.

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2.  Go to the Website
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3.  Enter your Voter Control Number located on your Proxy Card above your name.

4.  Follow the instructions provided.

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